UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 20, 2014

MUSCLEPHARM CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On March 20, 2014, Sydney Rollock and MusclePharm Corporation, a Nevada corporation ("MusclePharm" or the “Company”) agreed that Mr. Rollock’s title with the Company would be changed from that of Chief Marketing Officer to that of Chief Marketing and Sales Officer. Mr. Rollock will continue to report to the Company’s CEO, Brad Pyatt, and his day to day responsibilities will remain the same. The Board of Directors voted to accept this new designation. Mr. Rollock will remain a named executive officer, including for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ITEM 8.01	OTHER EVENTS.

On March 21, 2014, the Company created a Financial Disclosure Committee (the “Committee”), which shall be comprised of certain officers and directors of the Company, as appointed by the Company’s Chief Executive Officer for the general purpose of assuring the Company’s disclosures to its security holders or the investment community will be accurate and complete and will be made on a timely basis as required by applicable laws and stock exchange requirements. The Committee’s charter is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)           The following are filed as exhibits to this report on Form 8-K.

Exhibit No.	Description
99.1	MusclePharm Corporation Financial Disclosure Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: March 26, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President